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                              EAC INDUSTRIES, INC.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)

                                                For The Three Months
                                                   Ended April 30,
                                           ------------------------------
                                               1996             1995
                                           ------------      ------------
NET INCOME (LOSS)                          $   (15,332)      $   112,179
                                           ===========       ===========


SHARES:
  Weighted average shares outstanding        2,311,687         2,311,687
  Other - options, warrants etc                     --                --
                                           -----------       -----------
                                             2,311,687         2,311,687
                                           ===========       ===========

PRIMARY EARNINGS PER SHARE                 $      (.01)      $       .05
                                           ===========       ===========

                                 - Exhibit 11 -


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